Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

October 24, 2019

TPG Pace Holdings Corp.

301 Commerce St.

Suite 3300

Fort Worth, TX 76102

Ladies and Gentlemen:

We have acted as counsel to TPG Pace Holdings Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4, File No. 333-233637 (as amended and together with all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, (i)(1) the issuance of 45,000,000 shares (the “Domestication Exchange Shares”) of Class A-1 common stock, par value $0.0001 per share, of the Company pursuant to and in connection with the Domestication (as defined below), (2) the issuance of up to 23,732,993 shares (the “Business Combination Shares”) of Class A-1 common stock, par value $0.0001 per share, of the Company pursuant to and in connection with the Business Combination (as defined below), (3) the issuance of up to 3,000,000 shares of Class A-2 common stock, par value $0.0001 per share, of the Company (together with the Domestication Exchange Shares and the Business Combination Shares, the “Shares”) and (4) the issuance of up to 2,444,444 warrants to purchase one share of Class A-1 common stock, par value $0.0001 per share, of the Company (the “Warrants”), in each case, pursuant to and in connection with the Business Combination (as defined below) contemplated by that certain Transaction Agreement (the “Agreement”), dated as of June 13, 2019 (as amended on July 22, 2019 and October 3, 2019, and as it may be further amended from time to time), by and among the Company, certain shareholders of Accel Entertainment Inc., an Illinois corporation (“Accel”), named as Sellers therein (the “Sellers”) and the Shareholder Representatives named therein, (ii) the proposal of the Company to consummate the transactions set forth in the Agreement, including the Company acquiring, directly or indirectly, all of the outstanding shares of common stock and preferred stock of Accel held by the Sellers (the “Stock Purchase”) and the merger of Accel with and into New Pace LLC, a Delaware limited liability company and a directly owned subsidiary of the Company (“NewCo”), with NewCo surviving such merger (together with the Stock Purchase and the other transactions contemplated by the Agreement, the “Business Combination”), and (iii) in connection with the Business Combination, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands under the Cayman Islands Companies Law and continuing and domesticating (the “Domestication”) as a corporation incorporated under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) immediately prior to the Stock Purchase.

In so acting, we have prepared or examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the Agreement; (iii) the Company’s amended and restated memorandum and articles of association; (iv) the form of certificate of incorporation of the Company under the DGCL to be effective upon the Domestication (the “Initial Charter”); (v) the form of amended and restated certificate of incorporation of the Company under the DGCL to be effective upon the consummation of the Business Combination (the “Certificate of Incorporation”); (vi) the form of bylaws of the Company to be effective upon the consummation of the Business Combination (the “Bylaws”); (vi) the form of certificate of corporate domestication to be filed pursuant to Section 388 of the DGCL (the “Certificate of Domestication”); and (vii) the Warrant Agreement to be entered into at the closing of the Stock Purchase between the Company and Continental Stock Transfer & Trust Company as warrant agent (the “Warrant Agreement”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication and prior to the issuance of the Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have duly approved, among other things, the Agreement, the Business Combination, the Domestication and the Certificate of Incorporation; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2. The current draft of the Initial Charter, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law (the “DGCL”), that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Initial Charter will be, filed by or in respect of the Company with the Secretary of State of the State of Delaware and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Initial Charter; and

3. The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Initial Charter and the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Secretary of State of the State of Delaware and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

In giving the following opinions, we have relied (without further verification) upon the legal opinion of Maples and Calder filed as Exhibit 5.1 to the Company’s registration statement on Form S-1 (No. 333-233637) initially filed on June 7, 2017.

Based on the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares will be, upon issuance, duly authorized; and, when the Registration Statement has been declared effective under the Act by order of the Commission, and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Agreement, the Shares will be validly issued, fully paid and non-assessable.

2. Upon consummation of the Business Combination, each issued and outstanding Warrant will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as Exhibit 5.1 to the Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the proxy statement/prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP